Form of stock certificate

      Number                                                     Shares

              INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

                        MARINA CAPITAL, INCORORATED

          The Corporation is authorized to issue 30,00,000 Common Shares
                             Par Value $.001 each

The shares represented by this certificate have not been registered under any federal or state securities law. they have been acquired for investment and may not be transferred without an effective registration statement pursuant to such laws or an opinion of legal counsel satisfactory to the Corporation that registration is not required.

This Certifies that (Name) is the owner of (amount) fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated

/s/                                                      /s/
Secretary Treasurer             Seal                    President